EXHIBIT 99.4

WebMD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months	Six Months	Nine Months
	Ended	Ended	Ended	Year Ended
	March 31,	June 30,	September 30,	December 31,
	2002	2002	2002	2002

	(unaudited)	(unaudited)	(unaudited)	(audited)
Cash flows from operating activities:
Net loss	$(29,602)	$(51,811)	$(47,273)	$(49,702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,759	65,792	98,989	130,074
Impairment of long-lived and other assets	—	609	609	609
Amortization of debt issuance costs	—	374	740	1,109
Non-cash content and distribution services	7,260	13,409	19,558	25,706
Non-cash stock based compensation	7,576	14,890	21,559	25,265
Non-cash portion of restructuring and integration charge	—	617	617	617
Gain on investments	—	(5,866)	(6,547)	(6,547)
Changes in operating assets and liabilities:
Accounts receivable	(1,692)	2,097	3,409	(2,449)
Inventory	(1,894)	1,481	2,110	381
Federal income tax receivable	—	—	(12,887)	—
Prepaid content and distribution services	(1,649)	(938)	(201)	753
Other assets	807	(1,116)	(8,202)	(4,541)
Accounts payable	(3,389)	(5,108)	(3,976)	(8,328)
Accrued expenses	10,049	1,210	(9,912)	(32,380)
Deferred revenue	8,393	10,871	6,822	12,530

Net cash provided by operating activities	28,618	46,511	65,415	93,097

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	79,248	101,826	106,108	108,991
Proceeds from maturities and redemption of held-to- maturity securities	1,055	1,055	59,095	59,095
Purchases of available-for-sale securities	—	(201,565)	(206,983)	(207,833)
Purchases of held-to-maturity securities	(156,714)	(246,072)	(300,970)	(300,970)
Purchases of property and equipment	(5,753)	(14,370)	(22,410)	(28,474)
Cash paid in business combinations, net of cash acquired	(1,142)	(2,924)	(9,929)	(33,471)

Net cash used in investing activities	(83,306)	(362,050)	(375,089)	(402,662)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,351	13,369	14,313	28,764
Purchase of treasury shares	—	(88,747)	(103,784)	(104,960)
Payment of notes payable and other	(645)	(4,021)	(4,046)	(4,054)
Net proceeds from issuance of convertible debt	—	292,000	292,000	292,000
Redemption of Series B Preferred Stock	(10,000)	(10,000)	(10,000)	(10,000)

Net cash provided by (used in) financing activities	(5,294)	202,601	188,483	201,750
Effects of foreign currency translation adjustment	(121)	899	765	1,083

Net decrease in cash and cash equivalents	(60,103)	(112,039)	(120,426)	(106,732)
Cash and cash equivalents at beginning of period	286,273	286,273	286,273	286,273

Cash and cash equivalents at end of period	$226,170	$174,234	$165,847	$179,541

WebMD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months	Six Months	Nine Months
	Ended	Ended	Ended	Year Ended
	March 31,	June 30,	September 30,	December 31,
	2001	2001	2001	2001

	(unaudited)	(unaudited)	(unaudited)	(audited)

Cash flows from operating activities:
Net loss	$(1,035,759)	$(1,852,542)	$(6,472,788)	$(6,672,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	762,618	1,520,536	2,274,834	2,400,804
Impairment of long-lived and other assets	—	—	3,826,893	3,826,893
Non-cash content and distribution services	8,175	16,383	26,230	45,474
Non-cash stock based compensation	30,011	53,549	70,184	78,451
Non-cash portion of restructuring and integration charge	185,498	185,498	185,498	185,498
Changes in operating assets and liabilities:
Accounts receivable	11,284	8,649	36,732	47,477
Inventory	1,153	906	190	(891)
Prepaid content and distribution services	(12,591)	(10,310)	(8,071)	(7,609)
Other assets	(6,039)	4,350	18,715	20,282
Accounts payable	(498)	(4,522)	(6,842)	(5,114)
Accrued expenses	10,509	(13,259)	(29,287)	(44,724)
Deferred revenue	3,071	5,004	10,630	11,508

Net cash used in operating activities	(42,568)	(85,758)	(67,082)	(114,269)

Cash flows from investing activities:

Proceeds from maturities and sales of available-for-sale securities	119,000	119,000	119,000	124,725
Proceeds from maturities and redemption of held-to- maturity securities	1,014	1,014	1,014	1,014
Purchases of held-to-maturity securities	(1,014)	(1,014)	(1,014)	(1,014)
Purchases of property and equipment	(7,854)	(18,564)	(26,603)	(30,998)
Cash paid in business combinations, net of cash acquired	—	(6,042)	(6,042)	(17,334)

Net cash provided by investing activities	111,146	94,394	86,355	76,393

Cash flows from financing activities:
Proceeds from issuance of common stock	2,859	7,208	9,545	12,995
Purchase of treasury shares	—	(2,835)	(12,195)	(191,823)
Payment of notes payable and other	(104)	(2,413)	(2,854)	(3,367)

Net cash (used in) provided by financing activities	2,755	1,960	(5,504)	(182,195)
Effects of foreign currency translation adjustment	(320)	(526)	(19)	(312)

Net (decrease) increase in cash and cash equivalents	71,013	10,070	13,750	(220,383)
Cash and cash equivalents at beginning of period	506,656	506,656	506,656	506,656

Cash and cash equivalents at end of period	$577,669	$516,726	$520,406	$286,273